UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under §240.12

Vapotherm, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications from Vapotherm, Inc., a Delaware corporation (the “Company”), to the Company’s employees relating to the Agreement and Plan of Merger, dated as of June 17, 2024, by and among Company, Veronica Holdings, LLC, a Delaware limited liability company (“Topco”), Veronica Intermediate Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Topco (“Parent”), Veronica Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

The following communications were provided to the Company’s customers, suppliers and other external partners on June 17, 2024:

Vapotherm is pleased to announce we have entered into agreements with a new investor, Perceptive, and our existing lender, SLR, to fund the company’s future growth. In connection with the closing of this transaction, the Company will raise new equity capital, restructure our debt and become a private company. The transaction is expected to close in the fall of this year, after required SEC and shareholder approvals have been obtained. Company shareholders (other than certain shareholders who will reinvest their equity in the private company) will receive $2.18 for each share of Company common stock held by such shareholder. This offers our existing shareholders a significant premium to the current Company trading price and is a tremendously positive development for our company as it strengthens our balance sheet and allows us to focus on growing the business. We are excited about the financial stability this provides so that we can continue meeting the needs of our customers, suppliers and partners.

* * * * *

Vapotherm is pleased to announce we have entered into agreements with a new investor, Perceptive, and our existing lender, SLR, to fund the company’s future growth. In connection with the closing of this transaction, the Company will raise new equity capital, restructure our debt and become a private company. The transaction is expected to close in the fall of this year, after required SEC and shareholder approvals have been obtained. SLR, a seasoned private credit manager with $13B of investable capital and a significant focus on healthcare, having invested over $5.5B in loans to healthcare related companies, is reducing its debt from approximately $121M to $40M and will become the majority owner of the company. Perceptive, a leading healthcare investment firm with $8B under management, will make a $50M preferred equity investment (pari with SLR). Both SLR and Perceptive believe in the future of the business. Company shareholders (other than certain shareholders who will reinvest their equity in the private company) will receive $2.18 for each share of Company common stock held by such shareholder.

This offers our existing shareholders a significant premium to the current Company trading price and is a tremendously positive development for our company as it strengthens our balance sheet and allows us to focus on growing the business. We have been in the market for over 25 years and have always put the Patient and Customer first in what we do – that will never change. This transaction has no impact on how we work with our various partners. We are excited about the financial stability this provides so that we can continue meeting the needs of our customers, suppliers and partners.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Vapotherm plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company, and Perceptive and certain affiliates of Perceptive, intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file, and the Company and affiliates of the Company, and Perceptive and certain affiliates of Perceptive, may also jointly file, other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY OR JOINTLY FILED BY THE COMPANY AND AFFILIATES OF THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholders meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement and Schedule 13E-3. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13E-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at http://investors.vapotherm.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among the Company, Veronica Holdings, LLC, Veronica Intermediate Holdings, LLC and Veronica Merger Sub, Inc., dated as of June 17, 2024 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, are participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in Part III of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, as filed with the SEC on April 29, 2024 (the “Form 10-K/A”). To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the Form 10-K/A, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed or to be filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://investors.vapotherm.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, will be included in the Proxy Statement and other relevant materials to be filed with the SEC.

Legal Notice Regarding Forward-Looking Statements

This communication includes statements that are forward-looking statements, including statements regarding the proposed transaction, stockholder approval, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “believe,” “expect,” “continue,” “plan,” “intend,” “will,” “outlook,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; uncertainties as to the timing to of the proposed transaction; satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure stockholder approval on the terms expected, at all or in a timely manner; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay another party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the diversion of management’s time on transaction-related issues; the effects of the proposed transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; changes in the Company’s business during the period between now and the closing of the proposed transaction certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation; and other risks and uncertainties, including the risks and uncertainties included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024, and subsequent SEC reports. The forward-looking statements contained in this communication reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.